AGREEMENT AND RELEASE

This Agreement and Release ("Agreement") is being entered into between Michael Melody (the "Employee") and Inso Corporation (the
"Company"), (collectively, the "Parties").


The complete terms of the Agreement are noted below:

1.	For the purposes of this Agreement, the term the "Company"
shall refer to Inso Corporation and includes any affiliate or otherwise related companies, and their current, former and future shareholders, officers, representatives, agents, directors, employees, successors and assigns.
2.	For the purposes of the Agreement, "Employee" includes the
heirs, spouse, successors, legal representatives, agents and assigns of the Employee.
3.	The intent of this Agreement is to mutually, amicably and
finally resolve and compromise all issues and claims relating to the
Employee's employment by the Company and the termination thereof on
April 2, 1999 (the "Termination Date").  The execution of this
Agreement shall not in any way be considered an admission of any liability on the part of the Company.
4.	The Employee hereby resigns as an officer and employee of
the Company as of the Termination Date. The Company agrees to provide the following severance benefits, to which the Employee agrees he or she is not otherwise entitled, in return for the execution of this
Agreement:
A. The Company will pay total Severance Pay to the Employee in the gross amount of $80,000, less applicable taxes, deductions, and any amount owed to the Company by the Employee.  This amount is equivalent to 26 weeks of the Employee's base salary.  This
Severance Pay will be payable in a lump sum payment.
5.	The Employee agrees that the terms and conditions of this
Agreement are strictly confidential and shall not be disclosed to any other persons except the employee's legal counsel, immediate family, financial advisor, or as required by applicable law, and then on the condition that they be instructed that they may not disclose the same to others.
6.	The Employee will be paid the full amount of any salary,
commission, accrued unused vacation and other payments and benefits due to the Employee by virtue of his/her continued employment through the Termination Date. Except for the foregoing, the Employee understands he or she will not receive any additional payments or benefits from the company other than those specified in paragraph 4 above.
7.	The Employee agrees that upon execution of this agreement,
the Employee will return to the Company any and all property or documents which the Employee created, helped to create, received or acquired in the course of Employee's employment, or which otherwise belong to the Company.
8. The Employee acknowledges that the Non-Disclosure Agreement, which the Employee signed upon joining Inso, remains in full force and effect.
9. In consideration for the payment and undertakings described above, Employee does hereby completely remise, release and forever discharge the Company from all claims, rights, demands, actions, obligations, and causes of action of any and every kind, nature and character, known or unknown, which Employee may now have, or has ever had, against the Company arising from or in any way connected with or incidental to the dealings between the parties hereto prior to the effective date hereof.  Without limiting the generality of the foregoing, the Employee also specifically releases the Company from any and all claims, demands and causes of action which have been or could have been asserted as a result of Employee's employment with the
Company, separation from employment or other status with the Company, including but not limited to all "wrongful discharge" claims; and all claims relating to any contracts of employment, express or implied; any covenant of good faith and fair dealing, express or implied; any tort of any nature; any claims arising out of any federal, state, or municipal statute or ordinance; any claims or
rights under the Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. s. 2000 et seq., the
Age Discrimination and Employment Act of 1967, 29 U.S.C. s. 621 et
seq., the Employee Retirement Income security Act of 1974, 29 U.S. C.
s. 1001, et seq., the Americans with Disabilities Act, 42 U. S. C. s.
12101 et seq., the Family and Medical Leave Act, The Massachusetts Fair Employment Practices Law, M.G. L. C. 151B, 1 et seq., the California
Fair Employment and Housing Act, Cal. Govt. Code 12900 et seq., the
Missouri Human Rights Act, V.A.M.S. s. 213.010 et seq., or any
other State, and other laws and regulations relating to employment, discrimination or civil rights and any and all claims for attorney's fees and costs.  Nothing contained in this section 10 shall be interpreted to relieve the Employee of his responsibility to comply with the Non-Disclosure Agreement, signed by the Employee.
10.	Notwithstanding the Employee's resignation as an officer of
the Company, the Employee shall continue to be entitled to all rights to indemnification for officers of the Company as set forth in the bylaws of the Company.
11.	The Employee acknowledges that he or she has been given
forty-five (45) days to consider this Agreement and has been advised to consult with an attorney before signing.
12.	This Agreement shall become effective on the eighth (8th)
day following the date on which it is signed by the Employee. The
Employee may revoke this Agreement in the seven-day period following the date on which the Employee signs the Agreement by submitting a written revocation to the Company. Any payments due under Paragraph 4 of this Agreement shall not be paid until the Effective Date of this
Agreement, except as otherwise agreed.
13. a)  If the Employee was employed in the State of California, this Agreement shall be deemed to have been executed and delivered within the State of California and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the State of California.
b) If the Employee was employed elsewhere, this Agreement shall be deemed to have been executed and delivered within the
Commonwealth of Massachusetts and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts.
14.	This Agreement constitutes the entire understanding and
agreement between and among the Parties with respect to the severance and supersedes all prior and contemporaneous oral and written negotiations, agreements, commitments or writings except as expressly stated herein.
15.	This Agreement shall be binding upon the Parties and may
not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the Parties.
This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.
16. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

EMPLOYEE EXPRESSLY WARRANTS THAT EMPLOYEE HAS READ
AND FULLY UNDERSTANDS THIS AGREEMENT; THAT EMPLOYEE
HAS HAD THE OPPORTUNITY TO FULLY DISCUSS AND REVIEW THE
TERMS OF THIS AGREEMENT WITH LEGAL COUNSEL; THAT
EMPLOYEE IS NOT EXECUTING THIS AGREEMENT IN RELIANCE ON
ANY PROMISES, REPRESENTATIONS OR INDUCEMENTS OTHER THAN
THOSE CONTAINED HEREIN; AND THAT EMPLOYEE IS EXECUTING
THIS AGREEMENT VOLUNTARILY, FREE OF ANY DURESS OR
COERCION.

/s/ Michael Melody				Elaine Ouellette
-------------------				-----------------
Michael Melody					for Inso Corporation


DATED:  April 2, 1999				DATED: April 2, 1999